Exhibit 10.24

COLLATERAL ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT made the 13th day of February, 2009, by FLOTATION TECHNOLOGIES, INC., a Maine corporation, having a mailing address of 20 Morin Street, Biddeford, Maine 04005, (hereinafter referred to as the "Assignor") to TD BANK, N.A., a corporation organized under the laws of the United States of America and having an address of One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540 (hereinafter referred to as the "Assignee").

W I T N E S S E T H:

That the Assignor for One Dollar and other good and valuable consideration, receipt of which is hereby acknowledged, hereby grants, transfers and assigns to the Assignee the entire lessor's interest in and to any and all leases and tenancy at will agreements now in existence or subsequently entered into by the Assignor with reference to improvements on the real property covered by the Mortgage referred to herein (collectively the "Leases", which term as here and hereinafter used shall be construed to include the singular and plural thereof if the context so requires);

TOGETHER with all rents, income, profits and security deposits, if any, arising from said Leases, renewals and extensions thereof and together with all rents, income, profits and security deposits, if any, for the use and occupation of the premises described in said Leases or in the Mortgage hereinafter referred to and, all rents, income, profits, and security deposits, if any, arising from all Leases upon said premises which may be executed in the future during the term of this Assignment.  For purposes of this Assignment, rents, income and profits shall include, without limitation, (i) the right to receive and collect all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, moneys and security payable or receivable under said Leases or pursuant to any provisions thereof, (ii) the right to make all waivers and agreements, (iii) the right to give all notices, consents and releases, (iv) the right to take action upon the happening of a default under any Lease or by law or in equity, and (v) the right to do any and all other things whatsoever which Assignor or any lessor is or may be entitled to do under any Lease.

Assignor covenants and agrees that any and all future Leases, including amendments, extensions and renewals of existing and future Leases, of all or any part of the said premises shall require the approval of the Assignee to be effective, which approval shall not be unreasonably withheld, and provided that this paragraph shall not affect the rights or obligations of any third parties except at the option of Assignee.

THIS ASSIGNMENT shall constitute a second priority assignment, made for the purposes of securing the payment and performance of a certain Commercial Note dated February 13, 2009, given by Assignor to Assignee, in the original principal amount of $2,160,000.00 in accordance with all the terms and conditions of the Loan Documents as such term is defined in the Mortgage and Security Agreement from Assignor to Assignee, of even date and securing the above amount, to be recorded in the York County Registry of Deeds herewith (the "Mortgage"), on real property situated at 20 Morin Street, Biddeford, York County, Maine, and more particularly described in Schedule A attached hereto, which may include further advances or future obligations of Assignor to Assignee pursuant to Loan Documents hereafter executed by Assignor as described in paragraph 8 of the Mortgage.  Any such future obligations which are secured by the Mortgage shall also automatically be secured hereby.

THE ASSIGNOR WARRANTS that the Assignor is and shall be the sole owner of the entire lessor's interest in said Leases; that said Leases are and shall be valid and enforceable and have not been and will not be altered, modified or amended in any manner whatsoever except as herein set forth; that the lessees named therein are not and shall not be in default under any of the terms, covenants or conditions thereof; that no rent reserved in said Leases has been or shall be assigned or anticipated except as contemplated herein and that no rent for any period subsequent to the date of this Assignment has been or will be collected more than one month in advance of the time when the same became or becomes due under the terms of said Lease.

THE ASSIGNOR COVENANTS with the Assignee to observe and perform all the obligations imposed upon the lessor under said Leases and not to do or permit to be done anything to impair the security thereof; not to collect any of the rent, income and profits arising or accruing under said Leases or from the premises described in said Mortgage more than one month in advance of the time when the same shall become due; not to execute any other assignment of lessor's interest in said Leases or assignment of rent arising or accruing from said Leases or from the premises described in said Mortgage; not to subordinate any Lease to any mortgage or other encumbrance or permit, consent or agree to such subordination without the Assignee's prior written consent; not to alter, modify or change the terms of any Lease or give any consent or approval or exercise any option required or permitted by such terms without the prior written consent of the Assignee, or cancel or terminate any Lease or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely a merger of the estates and rights of, or a termination or diminution of the obligations of, lessee thereunder; not to waive or release any rights of lessor under any Lease; not to accept abandonment or vacation of any premises demised by any Lease; not to enter into any future lease of the real property which is the subject of the Mortgage without the prior written consent of the Assignee; not to alter, modify or change the terms of any guaranty of any Lease or cancel or terminate any such guaranty without the prior written consent of the Assignee; not to consent to any assignment of or subletting under any Lease, unless in accordance with its terms, without the prior written consent of the Assignee.  The Assignor further covenants and agrees that any of the foregoing acts referred to in this paragraph, if done without the prior written consent of the Assignee, shall be null and void.

The Assignor further covenants with the Assignee: to enforce all of the obligations of each lessee under the Leases; to exercise, in a manner satisfactory to the Assignee, any rights and remedies available to the Assignor or lessor under the Leases upon default by any lessee thereunder; to exercise any option available to the Assignor as lessor under the Leases at the request of the Assignee; and to execute such further and additional assignments and other instruments as the Assignee shall from time to time require to confirm or perfect its rights and remedies hereunder, including, without limitation, further confirmations of the assignment of any Lease to Assignee.

In the event the Assignor shall default in any of the obligations imposed upon lessor under any Lease, the Assignee shall have the right, but not the obligation to cure the same, and all expenses incurred by the Assignee in connection therewith shall become a debt of the Assignor secured hereby and by said Mortgage.

THIS ASSIGNMENT is made on the following terms, covenants and conditions:

1.           So long as there shall exist no default by the Assignor in the payment or performance of any of the Obligations (a "Default" hereunder), the Assignor shall have the right to collect not more than one month before the date provided for the payment thereof, all rents, income and profits arising under the Leases or from the premises described therein and to retain, use and enjoy the same.

2.           Upon or at any time after a Default, the Assignee without in any way waiving such Default may at its option without notice and without regard to the adequacy of the security for the principal sum, interest and indebtedness secured hereby and by said Note and Mortgage, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the premises described in the Leases and the Mortgage and have, hold, manage, lease and operate the same on such terms and for such period of time as the Assignee may deem proper, and either with or without taking possession of said premises or holding, managing, leasing and operating in its own name, demand, sue for or otherwise collect and receive all rents, income and profits of said premises, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Assignee and to apply such rents, income and profits to the payment of:  (a) all expenses of managing the premises, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees of the Assignee may deem necessary or desirable and all expenses of operating and maintaining the premises, including, without being limited thereto, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which the Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the premises; and (b) the payment or performance of any of the Obligations, together with all costs and attorneys' fees, in such order of priority as to any of the items mentioned in this paragraph as the Assignee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding.  The exercise by the Assignee of the option granted it in this paragraph and the collection of the rents, income and profits and the application thereof as herein provided shall not be considered a waiver of any Default or of any default by the Assignor arising hereunder or under the Note or Mortgage or other Loan Documents.  Exercise of any rights of the Assignee under this paragraph shall not be considered to be a waiver of any other rights of the Assignee hereunder; in particular, but without limitation, the Assignee's exercise of its rights to collect and receive rents, income and profits shall not preclude the Assignee from later electing to take possession of the premises hereunder, nor shall the Assignee's exercise of its rights with respect to any particular Lease or portion of the said premises (which exercise shall be expressly permitted, at the Assignee's option) preclude the Assignee from later electing to exercise its rights with respect to other Leases or portions of the premises subject hereto.

3.           The Assignee shall not be liable for any loss sustained by the Assignor resulting from the Assignee's failure to let the premises after Default or from any other act or omission of the Assignee in managing the premises after Default unless such loss is caused by the willful misconduct and bad faith of the Assignee.  The Assignee shall not be obligated to perform or discharge nor does the Assignee hereby undertake to perform or discharge any obligation, duty or liability under the Leases or under or by reason of this Assignment and the Assignor shall, and does hereby agree, to indemnify the Assignee for, and to hold the Assignee harmless from, any and all liability, loss or damage, including attorneys' fees, which may or might be incurred under the Leases or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease.  Should the Assignee incur any such liability under any Lease or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including costs, expenses and attorneys' fees shall be secured hereby and the Assignor shall reimburse the Assignee therefor immediately upon demand and upon the failure of the Assignor so to do the Assignee may, at its option, declare all sums secured hereby and by said Note and Mortgage immediately due and payable.  And it is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of said premises upon the Assignee, nor for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make the Assignee responsible or liable for any waste committed on the property by the tenants or any other parties, or for any dangerous or defective condition of the premises, or for any negligence in the management, upkeep, repair or control of said premises resulting in loss or injury or death to any tenant, licensee, employee or stranger.

4.           Upon payment in full of the principal sum, interest and indebtedness secured hereby and by said Note and Mortgage this Assignment shall become and be void and of no effect but the affidavit, certificate, letter or statement of any officer, agent or attorney of the Assignee showing any part of said principal, interest or indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.  The Assignor hereby authorizes and directs the lessees named in the Leases or any other or future lessee or occupant of the premises described therein or in said Mortgage upon receipt from the Assignee of written notice to the effect that the Assignee is then the holder of said Note and that a Default exists hereunder to pay over to the Assignee all rents, income and profits arising or accruing under said Lease or from the premises described therein or in said Mortgage and to continue so to do until otherwise notified by the Assignee.

5.           The Assignee may take or release other security for the payment of said principal sum, interest and indebtedness, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

6.           The term "lease" or "said lease" as used herein means the lease(s) and rental agreement(s) hereby assigned or, at the option of the Assignee, any extension or renewal thereof and any Lease(s) subsequently executed during the term of this assignment covering the premises described in any lease or in the Mortgage or any part thereof.

7.           Nothing contained in this Assignment and no act done or omitted by the Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under the Note, Mortgage or any other Instrument, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Assignee under the terms of the Note and Mortgage and any other Instrument.  The right of the Assignee to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by the Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

8.           Notwithstanding any provision hereof to the contrary, the Assignor agrees that the Assignee, and not the Assignor, shall be and is deemed to be the creditor of each lessee under each Lease in respect of any sums of money which may be payable by a lessee under the Lease on account of a default by the lessee under such Lease, including, without limitation, any damages or further rentals payable by such lessee on account of or after such default, and in respect of all assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any lessee under such Lease (without obligation on the part of the Assignee, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor's rights thereon), with an option to the Assignee to apply any money received or receivable by the Assignee as such creditor, whether or not a default under said Note, Mortgage, other Instrument, or other security instrument now or hereafter securing payment of said Note, the order of application of such money to such indebtedness being in the sole and uncontrolled discretion of the Assignee.

9.           In case of any conflict between the terms of this Assignment and the terms of the Mortgage described above, the terms of the Mortgage shall prevail.

THIS ASSIGNMENT, together with the covenants and warranties therein contained, shall inure to and be binding upon the Assignee and any subsequent holder of the Note and Mortgage and the Assignor, their heirs, executors, administrators, successors and assigns and any subsequent owner of the mortgaged premises.

IN WITNESS WHEREOF, the Assignor have duly executed this instrument, under seal, as of the day and year first above.

WITNESS:	FLOTATION TECHNOLOGIES, INC.

By: /s/ David Capotosto
David Capotosto Its President

STATE OF MAINE

York, ss.

Upon this 13th day of February, 2009, then before me personally appeared the above-named David Capotosto, President of Flotation Technologies, Inc., and acknowledged the foregoing instrument to be their free act and deed in his said capacity and the free act and deed of said corporation.

/s/ David J. Jones
Attorney at Law David J. Jones, Maine Bar No. 710

Schedule A

Two certain lots or parcels of land, together with improvements thereon, situated in Biddeford on the westerly side of Morin Street, Biddeford, York County, Maine being more particularly bounded and described as follows:

Parcel I

BEGINNING at a found iron rod located on the westerly sideline of Morin Street, said iron rod marking the southeasterly corner of lot 9 and the northeasterly corner of Lot 8 as shown on a "Plan of the Biddeford Industrial Park, Biddeford, Maine by Wells Engineering, Inc.,” dated July 1, 1977, approved by the Biddeford Planning Board on July 1, 1977 and recorded with the York County Registry of Deeds in Plan Book 87, Page 37 (“1977 Plan”) and as shown on a plan entitled “Subdivision Amendment of Lots 8 & 9” prepared by Paul P. Gadbois Engineering and Surveying Company, approved by the City of Biddeford Planning Department on July 2, 2008, and recorded with the York County Registry of Deeds in Plan Book 330, Page 32 (“2008 Plan”);

THENCE running N 85° 44' 00’’ W a distance of 442.63 feet to an iron rod at land now or formerly of the Boston & Maine Railroad;

THENCE turning and running in a general northeast direction along a curve to the right, by said land of the Boston & Maine Railroad, a distance of 345.77 feet to an iron rod and land now or formerly of Correct Holdings, LLC, as shown on the 2008 Plan;

THENCE turning and running S 84° 49' 00” E a distance of 473.54 feet to an iron rod at the northwesterly sideline of said Morin Street;

THENCE S 5° 11' 00” W, along said Morin Street, a distance of 337.07 feet to found iron rod and the point of BEGINNING.

Meaning and intending to describe Lot 9 as shown on a "Plan of the Biddeford Industrial Park, Biddeford, Maine by Wells Engineering, Inc., dated July 1, 1977, approved by the Biddeford Planning Board on July 1, 1977 and recorded in the York County Registry of Deeds in Plan Book 87, Page 37.

Parcel I is subject to:

Such state of facts disclosed on the Plan of Biddeford Industrial Park, Biddeford, Maine prepared by Wells Engineering, Inc. dated July 1, 1977, and recorded in the York County Registry of Deeds in Plan Book 87, Page 37.

Terms, conditions and restrictions set forth in the deed from the City of Biddeford to V. P. Winter Distributing Co. dated February 15, 1984, and recorded in said Registry of Deeds in Book 3245, Page 194, as said terms were amended by an Amendment to Covenants to Biddeford Industrial Park dated June 14, 1999, and recorded in the York County Registry of Deeds in Book 9535, Page 24 and dated October 26, 2001, and recorded in said Registry in Book 11083, Page 45.

Rights and easements granted to Central Maine Power Company and New England Telephone and Telegraph Company by instrument dated June 4, 1984, and recorded in said Registry of Deeds in Book 3351, Page 57.

Title reference for Parcel I is made by a Deed from The Lynch Realty Group, LLC to Flotation Technologies, Inc. dated August 21, 2007, and recorded in the York County Registry of Deeds in Book 15242, Page 311.

Parcel II

BEGINNING at a found iron rod located on the westerly sideline of Morin Street, said iron rod marking the southeasterly corner of land conveyed to Flotation Technologies, Inc., by deed recorded in the York County Registry of Deeds in Book 15242, Page 311;

THENCE running S 05°-11’ 00” W along the westerly sideline of said Street a distance of 5.29 feet to an iron rod to be set;

THENCE turning and running S 76° 08’ 34” W along remaining land now or formerly of Morin Maine, LLC a distance of 448.41 feet to an iron rod to be set on the easterly sideline of land of Boston and Maine Rail Road;

THENCE turning and running N 03° 16’ 00” W along the easterly sideline of said Rail Road land a distance of 23.13 feet to a point;

THENCE turning and running N 01° 59’ 00” W continuing along the easterly sideline of said Rail Road land a distance of 122.58 feet to a point located on the southerly sideline of land now or formerly of Flotation Technologies;

THENCE turning and running S 85° 44’ 00” E along the southerly sideline of said Flotation Technologies land a distance of 89.88 feet to a found iron rod;

THENCE turning and running S 85° 44’ 00” E continuing along the southerly sideline of said Flotation Technologies land a distance of 352.75 feet to the found iron rod and the point of BEGINNING.

The above described parcel containing 33,450 square feet, more or less. The bearings were derived from the 1977 Plan.

SUBJECT TO a drainage easement for the benefit of remaining land now or formerly of Morin Maine, LLC and being more particularly described as follows:

BEGINNING at a point located on the easterly sideline of said Rail Road land, said point marking the southwesterly corner of Lot # 9 as shown on said Plan;

THENCE turning and running S 85° 44’ 00” E along the southerly sideline of Flotation Technologies land a distance of 16.88 feet to a point,

THENCE turning and running S 33° 04’ 44” E a distance of 145.55 feet to a point;

THENCE turning and running S 76° 08’ 34” W a distance of 93.43 feet to an iron rod to be set on the easterly sideline of said Rail Road land;

THENCE turning and running N 03° 16’ 00” W along the easterly sideline of said Rail Road land a distance of 23.13 feet to a point;

THENCE turning and running N 01° 59’ 00” W continuing along the easterly sideline of said Rail Road land a distance of 122.58 feet to the point of BEGINNING.

Title reference for Parcel II is made to a parcel of land conveyed to Flotation Technologies, Inc, from Morin Maine, LLC dated July 31, 2008 and recorded in the York County Registry of Deeds in Book 15478, Page 749.

The above described Parcels I and II are depicted as Lot 9 on a plan entitled “Subdivision Amendment of Lots 8 & 9” prepared by Paul P. Gadbois Engineering and Surveying Company, approved by the City of Biddeford Planning Department on July 2, 2008, and recorded with the York County Registry of Deeds in Plan Book 330, Page 32.